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A MEASURABLE DIFFERENCE™

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the Registration Statements (Form S-8 No. 333-30528) of our report dated June 21, 2007 relating to the statement of net assets available for benefits of the Sigma-Aldrich Corporation 401(k) Retirement Savings Plan as of December 31, 2006 and 2005, the related statement of changes in net assets available for benefits for the years then ended, and the related supplemental schedule of Schedule H, line 4i- schedule of assets (held at end of year) as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 11-K of the Sigma-Aldrich Corporation 401(k) Retirement Savings Plan.

St. Louis, Missouri

June 21, 2007

MEMBER AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS AND MOORE STEPHENS NORTH AMERICA, INC

KNOWN INTERNATIONALLY AS MOORE STEPHENS BROWN SMITH WALLACE, LLC